Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
Second Quarter 2026 Results and Quarterly Dividend
•Second quarter net sales of $501.6 million with adjusted net sales up 6.7% to $526.7 million
•Second quarter diluted earnings per share of $1.39 with non-GAAP diluted earnings per share of $1.40 up 8.6%
•Year-to-date 2026 operating cash flow improved $64.2 million; Net debt leverage declined to 2.5x
•Reaffirming full-year guidance of low to mid-single digit sales growth and adjusted EBITDA margin of 11% - 12%
New York, NY, August 4, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and six months ended June 30, 2026.
Consolidated net sales for the second quarter of 2026 were $501.6 million, compared to consolidated net sales of $493.9 million during the same quarter in 2025. Consolidated adjusted net sales for the second quarter of 2026 were $526.7 million, compared to consolidated adjusted net sales of $493.9 million during the same quarter in 2025. Earnings from continuing operations for the second quarter of 2026 were $31.8 million or $1.39 per diluted share, compared to earnings of $26.3 million or $1.17 per diluted share in the second quarter of 2025. Non-GAAP earnings from continuing operations for the second quarter of 2026 were $31.9 million or $1.40 per diluted share, compared to $28.9 million or $1.29 per diluted share in the second quarter of 2025.
Consolidated net sales for the six months ended June 30, 2026 were $952.8 million, compared to consolidated net sales of $907.2 million during the comparable period in 2025. Consolidated adjusted net sales for the six months ended June 30, 2026 were $977.9 million, compared to consolidated adjusted net sales of $907.2 million during the comparable period in 2025. Earnings from continuing operations for the six months ended June 30, 2026 were $50.1 million or $2.20 per diluted share, compared to $40.0 million or $1.79 per diluted share in the comparable period of 2025. Non-GAAP earnings from continuing operations for the six months ended June 30, 2026 and 2025 were $50.5 million or $2.23 per diluted share and $46.9 million or $2.10 per diluted share, respectively.
Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “Overall we were pleased with our second quarter. Adjusted net sales for the quarter, excluding the impact of accounting treatment for tariff refunds received in the quarter, increased 6.7% with three of our four operating segments showing strong gains, while adjusted EBITDA increased to a record-setting $63.5 million.”
Second Quarter Highlights:
North American Aftermarket Segments
•Vehicle Control adjusted net sales decreased 1.6% in the second quarter, largely due to timing of customer orders as we come off of a very strong first quarter. Year-to-date adjusted net sales are up 4.7% for the segment. Our wire sets category was down significantly, making up the majority of the segment shortfall, reflecting a combination of slow secular decline and customers right-sizing their inventories accordingly. Customer POS for the segment continued to be positive throughout the quarter, demonstrating ongoing demand for our non-discretionary offering.
We were pleased to consummate our joint venture with Techstrong in the quarter, as previously announced. This will strengthen our Vehicle Control operations by expanding our breadth of manufacturing, further diversifying our global supply chain, and creating a long-term cost-effective operation on which to build. We welcome them to the SMP family.
•Temperature Control adjusted net sales increased 15.7%, as the timing of our preseason orders fell more heavily into our second quarter this year, driving strong results despite the cooler, wetter weather in May. Year-to-date adjusted net sales are up 9.6%. Ultimately this seasonal segment’s full-year performance will be determined by the length and intensity of the selling season and as we enter our third quarter weather trends appear to be favorable for sales in many of our markets, however we are up against a strong comparison in the second half of the year.

Nissens
Nissens adjusted net sales increased 4.8% to $94.9 million, driven by a combination of 2.3% sales growth in local currency as well as a stronger currency conversion. Year-to-date we are up 8.0% for the segment. We are pleased with the gains in our engine efficiency product categories, and as we head into the third quarter, record temperatures across Europe bode well for our air conditioning products. Further, we are encouraged by the early results seen in our recently launched product categories and view these products as steady contributors to growth in future years.
Engineered Solutions
Adjusted net sales in the Engineered Solutions segment showed strong growth of 16.8% over last year’s soft second quarter as demand continues to recover. Sales growth improvement was seen across all end-markets, and we are pleased to see the segment demand stabilize. We expect this to continue, though the comparison will get tougher in the second half of the year.
Profitability & Balance Sheet
Adjusted EBITDA for the quarter increased to $63.5 million, up from $59.1 million last year, driven by solid performance across our Temperature Control, Nissens and Engineered Solutions segments. Vehicle Control EBITDA was negatively impacted by increased distribution and associated expenses related to our Shawnee, Kansas distribution center transition.
From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $510.2 million, down from $599.4 million at the end of the first quarter, reflecting debt paydown as we move into our seasonally stronger cash-generating quarters. Importantly, we reduced our inventory to $684.2 million from $727.9 million at December 31, 2025. Our net debt leverage decreased to 2.5x from 3.0x in the first quarter of 2026, and we continue to target reducing net debt levels to 2.0x adjusted EBITDA by the end of 2026.
2026 Guidance Update
Our outlook for the full year of 2026 reaffirms our expectation that sales growth will be in the low to mid-single digit range driven by ongoing tailwinds for professional grade non-discretionary products in the North American aftermarket, continuing momentum in our European business, and an ongoing recovery in Engineered Solutions, offset by a lapping of both tariff pricing and the benefits of stronger currency conversion.
Further, we reaffirm our expectation that adjusted EBITDA will be in a range of 11% -12%. Note that our guidance excludes the impact of ongoing changes in the tariff landscape, any significant inflationary impact from the conflict in the Middle East, or increase in interest rates impacting our customers’ supply chain financing programs. We intend to address these pressures with our usual combination of cost savings and pricing programs.

Dividends
The Board of Directors has approved payment of a quarterly dividend of 33 cents per share on the common stock outstanding, which will be paid on September 1, 2026 to stockholders of record on August 14, 2026.
Closing Remarks
In closing, Mr. Sills commented, “As we head into the second half of the year, we are encouraged by the performance across all our segments. The resiliency of the aftermarket in both North America and Europe remains intact, evidenced by strong demand for our non-discretionary products, and we are pleased with the ongoing momentum in our Engineered Solutions business. I would like to thank our employees for their hard work and commitment to our continued success.”
Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, August 4, 2026. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q2'26 Earnings Call Webcast link. Investors may also listen to the call by dialing 800-445-7795 (domestic) or 785-424-1699 (international). The conference call ID code is SMP2Q2026. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-723-0389 (domestic) or 402-220-2647 (international).
Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Use and Definition of Non-GAAP Measures
We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance and balance sheet health. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
When we provide our expectations for adjusted EBITDA, adjusted EBITDA margin and net debt leverage, a reconciliation of this non-GAAP financial measure to the corresponding GAAP measures is not available without unreasonable effort due to potentially high variability and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP Measure	Definition
Adjusted consolidated net sales and adjusted segment net sales	Represents net sales (a GAAP measure), excluding adjustment for accounting for International Emergency Economic Powers Act (“IEEPA”) tariff refunds received from the United States Treasury which we estimate may be passed through to our customers.
Non-GAAP diluted earnings per share from continuing operations attributable to SMP and related non-GAAP income statement items and related percentage of net sales and adjusted net sales	Represents earnings from continuing operations attributable to SMP (a GAAP measure) and related income statement items, such as gross profit, selling, general and administrative expenses, operating income (GAAP measures), adjusted to exclude restructuring expenses, acquisition and integration expenses, other income (expense), net, and related tax effects.
Net debt and net debt leverage	Represents the current portion of revolving credit facility, current portion of term loan and other debt and long-term debt (GAAP measures) less cash (a GAAP measure) divided by EBITDA without special items, as defined below.
EBITDA, adjusted EBITDA, EBITDA without special items and related margin percentage	Represents net earnings (loss) (a GAAP measure), excluding depreciation, amortization, and interest expense adjusted or without special items defined as acquisition & integration expenses and expenses related to customer program wind down. EBITDA margin and adjusted EBITDA margin divided by GAAP net sales or adjusted consolidated net sales or adjusted segment net sales. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data, unaudited)	2026	2025	2026	2025
Net sales	$501,599	$493,853	$952,765	$907,232
Cost of sales	336,980	342,964	648,973	631,621
Gross profit	164,619	150,889	303,792	275,611
Selling, general and administrative expenses	113,523	107,520	218,360	207,365
Restructuring expenses	248	582	614	1,255
Other income (expense), net	(4)	49	119	307
Operating income	50,844	42,836	84,937	67,298
Other non-operating income (loss), net	793	1,875	(486)	4,123
Interest expense	7,560	8,295	15,078	16,056
Earnings from continuing operations before income taxes	44,077	36,416	69,373	55,365
Provision for income taxes	12,040	9,821	18,866	14,890
Earnings from continuing operations	32,037	26,595	50,507	40,475
Loss from discontinued operations, net of income taxes	(1,393)	(1,058)	(2,578)	(2,197)
Net earnings	30,644	25,537	47,929	38,278
Net earnings attributable to noncontrolling interest	276	295	425	470
Net earnings attributable to SMP	$30,368	$25,242	$47,504	$37,808

Net earnings (loss) attributable to SMP
Continuing operations	$31,761	$26,300	$50,082	$40,005
Discontinued operations	(1,393)	(1,058)	(2,578)	(2,197)
Net earnings attributable to SMP	$30,368	$25,242	$47,504	$37,808

Per common share data
Basic:
Continuing operations	$1.42	$1.20	$2.25	$1.82
Discontinued operations	(0.06)	(0.05)	(0.11)	(0.10)
Net earnings attributable to SMP per common share	$1.36	$1.15	$2.14	$1.72

Diluted:
Continuing operations	$1.39	$1.17	$2.20	$1.79
Discontinued operations	(0.06)	(0.04)	(0.12)	(0.10)
Net earnings attributable to SMP per common share	$1.33	$1.13	$2.08	$1.69

Dividend declared per common share	$0.33	$0.31	$0.66	$0.62

Weighted average number of common shares, basic	22,291,768	21,984,492	22,229,731	21,935,921
Weighted average number of common shares, diluted	22,864,089	22,423,208	22,806,413	22,359,693

Standard Motor Products, Inc.
Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30, 2026	June 30, 2025	December 31, 2025
ASSETS	(Unaudited)	(Unaudited)
CURRENT ASSETS:
Cash	$78,629	$58,792	$72,031
Accounts receivable, less allowances for discounts and expected credit losses of $10,539 for 2026 and $7,777 and $10,043 for June and December 2025, respectively	358,378	327,270	232,020
Inventories	684,166	657,161	727,922
Prepaid expenses and other current assets	21,087	21,841	18,477
Total current assets	1,142,260	1,065,064	1,050,450

Property, plant and equipment, net of accumulated depreciation of $304,925 for 2026 and $287,624 and $300,283 for June and December 2025, respectively	187,003	183,508	188,562
Operating lease right-of-use assets	97,857	111,731	105,178
Goodwill	252,603	256,266	256,159
Customer relationships intangibles, net	198,889	221,024	212,056
Other intangibles, net	96,083	99,326	99,102
Deferred income taxes	24,034	15,545	25,384
Investments in unconsolidated affiliates	27,315	23,495	26,310
Other assets	34,626	31,389	32,040
Total assets	$2,060,670	$2,007,348	$1,995,241
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of revolving credit facility	$34,579	$10,000	$30,000
Current portion of term loan and other debt	20,048	20,818	21,988
Accounts payable	182,298	171,356	169,089
Sundry payables and accrued expenses	103,791	100,187	92,054
Accrued customer returns	74,931	75,207	49,554
Accrued rebates	115,712	76,274	84,494
Payroll and commissions	38,797	38,573	46,135
Total current liabilities	570,156	492,415	493,314

Long-term debt	534,200	605,811	566,727
Noncurrent operating lease liabilities	87,248	99,770	93,381
Accrued asbestos liabilities	104,285	30,527	112,625
Other accrued liabilities	32,448	75,366	30,932
Total liabilities	1,328,337	1,303,889	1,296,979
Commitments and contingencies
Stockholders’ equity:
Common stock – par value $2.00 per share (Authorized – 30,000,000 shares; issued 23,936,036 shares)	47,872	47,872	47,872
Capital in excess of par value	100,965	101,036	99,005
Retained earnings	622,284	599,601	589,448
Accumulated other comprehensive income	9,569	16,825	17,857
Treasury stock – at cost (1,598,589 shares in 2026 and 1,948,363 and 1,790,097 shares in June and December 2025, respectively)	(62,965)	(76,715)	(70,483)
Total SMP stockholders’ equity	717,725	688,619	683,699
Noncontrolling interest	14,608	14,840	14,563
Total stockholders’ equity	732,333	703,459	698,262
Total liabilities and stockholders’ equity	$2,060,670	$2,007,348	$1,995,241

Standard Motor Products, Inc.
Consolidated Statements of Cash Flows

(In thousands, unaudited)	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$47,929	$38,278
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	22,915	21,192
Amortization of deferred financing cost	549	637
Increase to allowance for expected credit losses	113	2,041
Increase to inventory reserves	2,164	3,907
Equity income from joint ventures	(1,809)	(2,139)
Employee stock ownership plan allocation	1,644	1,350
Stock-based compensation	6,474	3,301
Decrease in deferred income taxes	421	504
Loss on discontinued operations, net of tax	2,578	2,197
Change in assets and liabilities:
Increase in accounts receivable	(129,028)	(108,180)
Decrease (increase) in inventories	37,755	(3,217)
(Increase) decrease in prepaid expenses and other current assets	(493)	5,816
Increase in accounts payable	13,385	17,068
Increase in sundry payables and accrued expenses	62,616	15,863
Net change in other assets and liabilities	(8,947)	(4,521)
Net cash provided by (used in) operating activities	58,266	(5,903)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,949)	(19,295)
Other investing activities	420	2,972
Net cash used in investing activities	(14,529)	(16,323)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of term loans	(8,142)	(7,821)
Net (repayments) borrowings under revolving credit facilities	(11,278)	52,668
Net (repayments) borrowings of other debt and lease obligations	(4,623)	1,021
Purchase of treasury stock	(283)	—
Increase in overdraft balances	163	348
Dividends paid	(14,668)	(13,592)
Dividends paid to noncontrolling interest	(624)	—
Net cash (used in) provided by financing activities	(39,455)	32,624
Effect of exchange rate changes on cash	2,316	3,968
Net increase in cash	6,598	14,366
CASH at beginning of period	72,031	44,426
CASH at end of period	$78,629	$58,792

Standard Motor Products, Inc.
Reconciliation of GAAP to Adjusted Net Sales by Segment

	Three Months Ended June 30,
	2026			2025
(In thousands, unaudited)	GAAP Net Sales	IEEPA Tariff Adjustment	Adjusted Net Sales	GAAP Net Sales	IEEPA Tariff Adjustment	Adjusted Net Sales
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$121,488			$128,233
Electrical and Safety	47,573			56,828
Wire Sets and Other	13,851			16,638
Total Vehicle Control	182,912	15,651	198,563	201,699	—	201,699

Temperature Control
AC System Components	119,294			104,777
Other Thermal Components	25,454			26,588
Total Temperature Control	144,748	7,227	151,975	131,365	—	131,365

Nissens Automotive
Air Conditioning	39,329			40,441
Engine Cooling	36,271			35,082
Engine Efficiency	19,075			15,014
Total Nissens Automotive	94,675	239	94,914	90,537	—	90,537

Engineered Solutions
Light Vehicle	24,675			21,780
Commercial Vehicle	21,537			21,836
Construction/Agriculture	11,016			9,584
All Other	22,814			17,052
Total Engineered Solutions	80,042	2,006	82,048	70,252	—	70,252

Intersegment sales	(778)	—	(778)	—	—	—

Total	$501,599	$25,123	$526,722	$493,853	$—	$493,853

Standard Motor Products, Inc.
Reconciliation of GAAP to Adjusted Net Sales by Segment

	Six Months Ended June 30,
	2026			2025
(In thousands, unaudited)	GAAP Net Sales	IEEPA Tariff Adjustment	Adjusted Net Sales	GAAP Net Sales	IEEPA Tariff Adjustment	Adjusted Net Sales
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$262,575			$246,599
Electrical and Safety	105,439			115,147
Wire Sets and Other	28,737			32,295
Total Vehicle Control	396,751	15,651	412,402	394,041	—	394,041

Temperature Control
AC System Components	184,492			171,968
Other Thermal Components	49,760			48,280
Total Temperature Control	234,252	7,227	241,479	220,248	—	220,248

Nissens Automotive
Air Conditioning	65,602			67,607
Engine Cooling	67,722			62,855
Engine Efficiency	35,718			26,257
Total Nissens Automotive	169,042	239	169,281	156,719	—	156,719

Engineered Solutions
Light Vehicle	47,595			43,184
Commercial Vehicle	44,445			40,441
Construction/Agriculture	20,520			18,992
All Other	41,794			33,607
Total Engineered Solutions	154,354	2,006	156,360	136,224	—	136,224

Intersegment sales	(1,634)	—	(1,634)	—	—	—

Total	$952,765	$25,123	$977,888	$907,232	$—	$907,232

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Earnings Measures
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2026	2025	2026	2025
Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings Per Share from Continuing Operations	$1.39	$1.17	$2.20	$1.79
Restructuring Expenses	0.01	0.03	0.03	0.06
Acquisition & Integration Expenses	—	0.13	—	0.36
Income Tax Effect Related To Reconciling Items	—	(0.04)	—	(0.11)
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$1.40	$1.29	$2.23	$2.10

	Last Twelve Months Ended		Year Ended
	June 30,		December 31,
(In thousands, except for net debt leverage ratio)	2026	2025	2025
Net Debt	Unaudited		Audited
Current portion of revolving credit facility	$34,579	$10,000	$30,000
Current portion of term loan and other debt	20,048	20,818	21,988
Long-term debt	534,200	605,811	566,727
Total debt	588,827	636,629	618,715
Less: Cash	78,629	$58,792	72,031
Net debt	510,198	577,837	546,684

EBITDA without Special Items
GAAP Net Earnings (Loss)	$51,859	$40,357	$42,208
Loss from Discontinued Operations, Net of Income Taxes	(38,079)	(26,369)	(37,698)
Provision for Income Taxes	34,593	24,824	30,617
GAAP Earnings from Continuing Operations Before Taxes	124,531	91,550	110,523

Depreciation and Amortization	45,571	37,986	43,848
Interest Expense	30,361	24,749	31,339
EBITDA	200,463	154,285	185,710

Restructuring Expenses	1,939	6,172	2,580
Acquisition & Integration Expenses	538	19,112	8,583
Customer Program Wind Down	4,067	—	4,067
Special Items	6,544	25,284	15,230

EBITDA without Special Items	$207,007	$179,569	$200,940

Net debt leverage ratio	2.5	3.2	2.7

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Earnings Measures by Segments
	Three Months Ended June 30, 2026
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Corporate Unallocated Expenses	Consolidated
EBITDA without Special Items
GAAP Net Earnings (Loss)	$7,802	$19,288	$7,351	$3,437	$(7,234)	$30,644
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(1,393)	(1,393)
Provision for Income Taxes	2,687	6,720	2,690	1,353	(1,410)	$12,040
GAAP Earnings (Loss) from Continuing Operations Before Taxes	10,489	26,008	10,041	4,790	(7,251)	44,077

Depreciation and Amortization	4,450	887	3,311	2,600	352	11,600
Interest Expense	1,848	747	4,729	549	(313)	7,560
EBITDA	16,787	27,642	18,081	7,939	(7,212)	63,237

Restructuring Expenses	238	2	—	8	—	248
Acquisition & Integration Expenses	—	—	—	—	—	—
Special Items	238	2	—	8	—	248

EBITDA without Special Items	$17,025	$27,644	$18,081	$7,947	$(7,212)	$63,485
% of GAAP Net Sales	9.3%	19.1%	19.1%	9.9%		12.7%
% of Non-GAAP Net Sales	8.6%	18.2%	19.0%	9.7%		12.1%

	Three Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Corporate Unallocated Expenses	Consolidated
EBITDA without Special Items
GAAP Net Earnings (Loss)	$11,578	$14,464	$3,352	$2,813	$(6,670)	$25,537
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(1,058)	(1,058)
Provision for Income Taxes	3,871	5,138	1,301	1,175	(1,664)	9,821
GAAP Earnings (Loss) from Continuing Operations Before Taxes	15,449	19,602	4,653	3,988	(7,276)	36,416

Depreciation and Amortization	4,070	784	3,325	2,427	319	10,925
Interest Expense	1,546	762	5,513	543	(69)	8,295
EBITDA	21,065	21,148	13,491	6,958	(7,026)	55,636

Restructuring Expenses	479	53	—	39	11	582
Acquisition & Integration Expenses	—	—	2,822	—	78	2,900
Special Items	479	53	2,822	39	89	3,482

EBITDA without Special Items	$21,544	$21,201	$16,313	$6,997	$(6,937)	$59,118
% of GAAP Net Sales	10.7%	16.1%	18.0%	10.0%		12.0%
% of Non-GAAP Net Sales	10.7%	16.1%	18.0%	10.0%		12.0%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Earnings Measures by Segments
	Six Months Ended June 30, 2026
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Corporate Unallocated Expenses	Consolidated
EBITDA without Special Items
GAAP Net Earnings (Loss)	$20,775	$26,911	$8,099	$4,822	$(12,678)	$47,929
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(2,578)	(2,578)
Provision for Income Taxes	7,591	9,490	3,303	1,905	(3,423)	$18,866
GAAP Earnings (Loss) from Continuing Operations Before Taxes	28,366	36,401	11,402	6,727	(13,523)	69,373

Depreciation and Amortization	8,747	1,695	6,577	5,194	702	22,915
Interest Expense	3,712	1,485	9,376	1,116	(611)	15,078
EBITDA	40,825	39,581	27,355	13,037	(13,432)	107,366

Restructuring Expenses	510	72	—	32	—	614
Acquisition & Integration Expenses	—	—	2	—	—	2
Special Items	510	72	2	32	—	616

EBITDA without Special Items	$41,335	$39,653	$27,357	$13,069	$(13,432)	$107,982
% of GAAP Net Sales	10.4%	16.9%	16.2%	8.5%		11.3%
% of Non-GAAP Net Sales	10.0%	16.4%	16.2%	8.4%		11.0%

	Six Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Corporate Unallocated Expenses	Consolidated
EBITDA without Special Items
GAAP Net Earnings (Loss)	$24,585	$20,276	$1,534	$5,281	$(13,398)	$38,278
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(2,197)	(2,197)
Provision for Income Taxes	7,910	7,274	968	2,138	(3,400)	14,890
GAAP Earnings (Loss) from Continuing Operations Before Taxes	32,495	27,550	2,502	7,419	(14,601)	55,365

Depreciation and Amortization	7,739	1,562	6,312	4,927	652	21,192
Interest Expense	2,553	1,301	11,133	1,002	67	16,056
EBITDA	42,787	30,413	19,947	13,348	(13,882)	92,613

Restructuring Expenses	1,005	189	—	59	2	1,255
Acquisition & Integration Expenses	—	—	7,833	—	214	8,047
Special Items	$1,005	$189	$7,833	$59	$216	$9,302

EBITDA without Special Items	$43,792	$30,602	$27,780	$13,407	$(13,666)	$101,915
% of GAAP Net Sales	11.1%	13.9%	17.7%	9.8%		11.2%
% of Non-GAAP Net Sales	11.1%	13.9%	17.7%	9.8%		11.2%

Standard Motor Products, Inc.
Reconciliation of Income Statement Measures by Segment
	Three Months Ended June 30, 2026						Three Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Unallocated Corporate Expenses	Consolidated	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Unallocated Corporate Expenses	Consolidated
GAAP Gross Profit	$60,396	$50,048	$40,213	$13,962	$—	$164,619	$60,648	$42,363	$35,189	$12,689	$—	$150,889
Acquisition & Integration Expenses	—	—	—	—	—	—	—	—	1,626	—	—	1,626
Non-GAAP Gross Profit	$60,396	$50,048	$40,213	$13,962	$—	$164,619	$60,648	$42,363	$36,815	$12,689	$—	$152,515

GAAP Gross Profit - % of GAAP Net Sales	33.0%	34.6%	42.5%	17.4%		32.8%	30.1%	32.2%	38.9%	18.1%		30.6%
Non-GAAP Gross Profit - % of Non-GAAP Net Sales	30.4%	32.9%	42.4%	17.0%		31.3%	30.1%	32.2%	40.7%	18.1%		30.9%

GAAP Selling, General and Administrative Expenses	$47,934	$24,161	$24,386	$9,104	$7,938	$113,523	$43,564	$22,840	$25,181	$8,718	$7,217	$107,520
Acquisition & Integration Expenses	—	—	—	—	—	—	—	—	(1,196)	—	(78)	(1,274)
Non-GAAP Selling, General and Administrative Expenses	$47,934	$24,161	$24,386	$9,104	$7,938	$113,523	$43,564	$22,840	$23,985	$8,718	$7,139	$106,246

GAAP Selling, General and Administrative Expenses - % of GAAP Net Sales	26.2%	16.7%	25.8%	11.4%		22.6%	21.6%	17.4%	27.8%	12.4%		21.8%
Non-GAAP Selling, General and Administrative Expenses - % of Non-GAAP Net Sales	24.1%	15.9%	25.7%	11.1%		21.6%	21.6%	17.4%	26.5%	12.4%		21.5%

GAAP Operating Income (Loss)	$12,227	$25,868	$15,827	$4,859	$(7,937)	$50,844	$16,540	$19,536	$10,034	$3,954	$(7,228)	$42,836
Restructuring Expenses	238	2	—	8	—	248	479	53	—	39	11	582
Acquisition & Integration Expenses	—	—	—	—	—	—	—	—	2,822	—	78	2,900
Other (Income) Expense, Net	(3)	17	—	(10)	—	4	65	(66)	(26)	(22)	—	(49)
Non-GAAP Operating Income (Loss)	$12,462	$25,887	$15,827	$4,857	$(7,937)	$51,096	$17,084	$19,523	$12,830	$3,971	$(7,139)	$46,269

GAAP Operating Income (Loss) - % of GAAP Net Sales	6.7%	17.9%	16.7%	6.1%		10.1%	8.2%	14.9%	11.1%	5.6%		8.7%
Non-GAAP Operating Income - % of Non-GAAP Net Sales	6.3%	17.0%	16.7%	5.9%		9.7%	8.5%	14.9%	14.2%	5.7%		9.4%

Standard Motor Products, Inc.
Reconciliation of Income Statement Measures by Segment
	Six Months Ended June 30, 2026						Six Months Ended June 30, 2025
(In thousands, unaudited)	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Unallocated Corporate Expenses	Consolidated	Vehicle Control	Temperature Control	Nissens Automotive	Engineered Solutions	Unallocated Corporate Expenses	Consolidated
GAAP Gross Profit	$128,561	$78,700	$72,284	$24,247	$—	$303,792	$122,809	$69,961	$58,443	$24,398	$—	$275,611
Acquisition & Integration Expenses	—	—	—	—	—	—	—	—	6,210	—	—	6,210
Non-GAAP Gross Profit	$128,561	$78,700	$72,284	$24,247	$—	$303,792	$122,809	$69,961	$64,653	$24,398	$—	$281,821

GAAP Gross Profit - % of GAAP Net Sales	32.4%	33.6%	42.8%	15.7%		31.9%	31.2%	31.8%	37.3%	17.9%		30.4%
Non-GAAP Gross Profit - % of Non-GAAP Net Sales	31.2%	32.6%	42.7%	15.5%		31.1%	31.2%	31.8%	41.3%	17.9%		31.1%

GAAP Selling, General and Administrative Expenses	$95,896	$42,219	$48,584	$17,660	$13,997	$218,360	$87,399	$42,663	$45,862	$17,232	$14,209	$207,365
Acquisition & Integration Expenses	—	—	2	—	—	2	—	—	(1,623)	—	(214)	(1,837)
Non-GAAP Selling, General and Administrative Expenses	$95,896	$42,219	$48,586	$17,660	$13,997	$218,358	$87,399	$42,663	$44,239	$17,232	$13,995	$205,528

GAAP Selling, General and Administrative Expenses - % of GAAP Net Sales	24.2%	18.0%	28.7%	11.4%		22.9%	22.2%	19.4%	29.3%	12.6%		22.9%
Non-GAAP Selling, General and Administrative Expenses - % of Non-GAAP Net Sales	23.3%	17.5%	28.7%	11.3%		22.3%	22.2%	19.4%	28.2%	12.6%		22.7%

GAAP Operating Income (Loss)	$31,839	$36,712	$23,701	$6,682	$(13,997)	$84,937	$34,322	$27,436	$12,621	$7,130	$(14,211)	$67,298
Restructuring Expenses	510	72	—	32	—	614	1,005	189	—	59	2	1,255
Acquisition & Integration Expenses	—	—	2	—	—	2	—	—	7,833	—	214	8,047
Other (Income) Expense, Net	316	(303)	(5)	(127)	—	(119)	83	(327)	(40)	(23)	—	(307)
Non-GAAP Operating Income (Loss)	$32,665	$36,481	$23,698	$6,587	$(13,997)	$85,434	$35,410	$27,298	$20,414	$7,166	$(13,995)	$76,293

GAAP Operating Income (Loss) - % of GAAP Net Sales	8.0%	15.7%	14.0%	4.3%		8.9%	8.7%	12.5%	8.1%	5.2%		7.4%
Non-GAAP Operating Income - % of Non-GAAP Net Sales	7.9%	15.1%	14.0%	4.2%		8.7%	9.0%	12.4%	13.0%	5.3%		8.4%